                       COSTILLA ENERGY, INC.,
                             as Issuer,

                Subsidiary Guarantors parties hereto

                            $100,000,000

               ___% SENIOR SUBORDINATED NOTES DUE 2006

                    ____________________________

                              INDENTURE

                    Dated as of ___________, 1996

                STATE STREET BANK AND TRUST COMPANY,

                               Trustee

                              CROSS-REFERENCE TABLE

         Reconciliation and tie between the Trust Indenture Act of 1939 as amended, and the Indenture, dated as of ________________, 1996

   TRUST
INDENTURE
    ACT                                                              INDENTURE
  SECTION                                                             SECTION
- -------------------------------------------------------------------------------
Section 310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
         (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
         (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .7.08; 7.10
         (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
Section 311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
         (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
Section 312(a) . . . . . . . . . . . . . . . . . . . . . . .7.06(a); 7.06(b)
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06(c)
         (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06(d)
Section 313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06(e)
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (c) . . . . . . . . . . . . . . . . . . . . . . . .7.06(e); 7.06(f)
         (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
Section 314(a) . . . . . . . . . . . . . . . . . . . . . . . . . .4.17; 4.19
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
         (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
         (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
         (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.19
Section 315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05(a)
         (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
         (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
         (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.10
Section 316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.08
         (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . .6.05
         (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . .6.04
         (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.07
         (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.05
Section 317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
         (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.08
         (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.04
Section 318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                  ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. . . . . . . . . . . .1
     SECTION 1.01.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.02.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . 20
     SECTION 1.03.    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . 21
     SECTION 1.04.    FORM OF DOCUMENTS DELIVERED TO TRUSTEE . . . . . . . . 21
     SECTION 1.05.    ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . 22
     SECTION 1.06.    SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . 22

                                  ARTICLE II
THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.01.    FORM AND DATING. . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.02.    EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . 24
     SECTION 2.03.    REGISTRAR AND PAYING AGENT . . . . . . . . . . . . . . 25
     SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . 26
     SECTION 2.05.    GLOBAL NOTES . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.06.    TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . 27
     SECTION 2.07.    REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . 28
     SECTION 2.08.    OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . 29
     SECTION 2.09.    TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.10.    CANCELLATION . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.11.    PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED . . . . 30
     SECTION 2.12.    AUTHORIZED DENOMINATIONS . . . . . . . . . . . . . . . 31
     SECTION 2.13.    COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . 31
     SECTION 2.14.    PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . 31
     SECTION 2.15.    CUSIP NUMBERS. . . . . . . . . . . . . . . . . . . . . 31
                                  ARTICLE III
REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 3.01.    NOTICE TO TRUSTEE. . . . . . . . . . . . . . . . . . . 32
     SECTION 3.02.    SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . 32
     SECTION 3.03.    NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . 32
     SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . 33
     SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . 33
     SECTION 3.06.    NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . 34
                                  ARTICLE IV
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.01.    PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . 34
     SECTION 4.03.    MONEY FOR THE NOTE PAYMENTS TO BE HELD IN TRUST. . . . 35

     SECTION 4.04.    CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . 35
     SECTION 4.05.    MAINTENANCE OF PROPERTY. . . . . . . . . . . . . . . . 35
     SECTION 4.06.    PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . 36
     SECTION 4.07.    REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF
                      CONTROL. . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 4.08.    LIMITATION ON ASSET SALES. . . . . . . . . . . . . . . 38
     SECTION 4.09.    OWNERSHIP OF AND LIENS ON CAPITAL STOCK. . . . . . . . 41
     SECTION 4.10.    UNRESTRICTED SUBSIDIARIES. . . . . . . . . . . . . . . 42
     SECTION 4.11.    RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . 43
     SECTION 4.12.    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                      STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 4.13.    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.14.    DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                      SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 4.15.    LIMITATION ON LAYERING DEBT. . . . . . . . . . . . . . 47
     SECTION 4.16.    TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . 47
     SECTION 4.17.    REPORTS. . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 4.18.    WAIVER OF STAY, EXTENSION OR USURY LAWS. . . . . . . . 48
     SECTION 4.19.    COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT OR EVENT OF
                      DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 4.20.    INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . 48
     SECTION 4.21.    SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . 49
     SECTION 4.22.    FURTHER INSTRUMENTS AND ACTS . . . . . . . . . . . . . 49
                                   ARTICLE V
CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER . . . . . . . . . . . . 49
     SECTION 5.01.    MERGER, CONSOLIDATION OR SALE OF ASSETS. . . . . . . . 49
     SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . 50
                                   ARTICLE VI
DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 6.01.    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . 50
     SECTION 6.02.    ACCELERATION . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.03.    OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . 53
     SECTION 6.04.    WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . 53
     SECTION 6.05.    CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . 53
     SECTION 6.06.    LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . 54
     SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT . . . . . . . . . 54
     SECTION 6.08.    TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . 55
     SECTION 6.09.    PRIORITIES . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 6.10.    UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . 56
     SECTION 6.11.    WAIVER OF STAY OR EXTENSION LAWS . . . . . . . . . . . 56
     SECTION 6.12.    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF THE
                      NOTES. . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 6.13.    RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . 56

     SECTION 6.14.    RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . 57
     SECTION 6.15.    DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . 57
                                  ARTICLE VII
TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 7.01.    DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . 57
     SECTION 7.02.    RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . 58
     SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . 59
     SECTION 7.04.    TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . 59
     SECTION 7.05.    NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . 59
     SECTION 7.06.    PRESERVATION OF INFORMATION; REPORTS BY TRUSTEE TO
                      HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.07.    COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . 60
     SECTION 7.08.    REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . 61
     SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER. . . . . . . . . . . . . . 63
     SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . 63
     SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . 64
                                 ARTICLE VIII
DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 8.01.    COMPANY'S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                      DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE . . . . . . . . . . . . 64
     SECTION 8.03.    COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . 65
     SECTION 8.04.    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. . . . 66
     SECTION 8.05.    DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE
                      HELD IN TRUST; MISCELLANEOUS PROVISIONS. . . . . . . . 67
     SECTION 8.06.    REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . 68
                                  ARTICLE IX
AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 9.01.    WITHOUT CONSENT OF HOLDERS . . . . . . . . . . . . . . 68
     SECTION 9.02.    WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . 69
     SECTION 9.03.    EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . 70
     SECTION 9.04.    COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . 70
     SECTION 9.05.    REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. . . . . 70
     SECTION 9.06.    NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . 71
     SECTION 9.07.    TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES . . . . . . 71
     SECTION 9.08.    EFFECT ON SENIOR INDEBTEDNESS. . . . . . . . . . . . . 72
                                   ARTICLE X
SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.01.   AGREEMENT TO SUBORDINATE . . . . . . . . . . . . . . . 72
     SECTION 10.02.   LIQUIDATION; DISSOLUTION; BANKRUPTCY . . . . . . . . . 72
     SECTION 10.03.   DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS. . . . . . . 73
     SECTION 10.04.   ACCELERATION OF NOTES. . . . . . . . . . . . . . . . . 74
     SECTION 10.05.   WHEN DISTRIBUTION MUST BE PAID OVER. . . . . . . . . . 74
     SECTION 10.06.   NOTICE BY COMPANY. . . . . . . . . . . . . . . . . . . 74

     SECTION 10.07.   SUBROGATION. . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 10.08.   RELATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . 75
     SECTION 10.09.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY . . . . . 75
     SECTION 10.10.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE . . . . . . . 75
     SECTION 10.11.   RIGHTS OF TRUSTEE AND PAYING AGENT . . . . . . . . . . 76
     SECTION 10.12.   AUTHORIZATION TO EFFECT SUBORDINATION. . . . . . . . . 76
     SECTION 10.13.   AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . 76
                                  ARTICLE XI
SUBSIDIARY GUARANTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 76

     SECTION 11.01.   ADDITION OF SUBSIDIARY GUARANTORS. . . . . . . . . . . 78
     SECTION 11.02.   RELEASE OF A SUBSIDIARY GUARANTOR. . . . . . . . . . . 79
     SECTION 11.03.   SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
                      TERMS. . . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 11.04.   SUBORDINATION OF SUBSIDIARY GUARANTEES . . . . . . . . 80

                                  ARTICLE XII
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     SECTION 12.01.   TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . 85
     SECTION 12.02.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 85
     SECTION 12.03.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . 85
     SECTION 12.04.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . 86
     SECTION 12.05.   RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR . . . . . 86
     SECTION 12.06.   PAYMENTS ON BUSINESS DAYS. . . . . . . . . . . . . . . 86
     SECTION 12.07.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . 86
     SECTION 12.08.   NO RECOURSE AGAINST OTHERS . . . . . . . . . . . . . . 86
     SECTION 12.09.   SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . 86

     SECTION 12.10.   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . 87
     SECTION 12.11.   TABLE OF CONTENTS; HEADINGS. . . . . . . . . . . . . . 87
     SECTION 12.12.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . 87
     SECTION 12.13.   FURTHER INSTRUMENTS AND ACTS . . . . . . . . . . . . . 87

EXHIBIT A    FORM OF GLOBAL NOTE
EXHIBIT B    FORM OF CERTIFICATED NOTE

EXHIBIT C    FORM OF SUBSIDIARY GUARANTEE

     INDENTURE, dated as of _______________, 1996, between COSTILLA ENERGY, INC., a Delaware corporation (the "Company"), having its principal office at 400 West Illinois, Suite 1000, Midland, Texas 79701, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee hereunder (the "Trustee"), having its Corporate Trust Office at Two International Place, Corporate Trust Department, 4th Floor, Boston, Massachusetts 02110.


                           RECITALS OF THE COMPANY

     The Company has duly authorized the creation and issue of its ____% Senior Subordinated Notes Due 2006 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.





     All things necessary to make the Notes, when executed by the Company and authenticated by the Trustee and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.


     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                 ARTICLE I

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) any Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ACT" when used with respect to any Holder, has the meaning set forth in
Section 1.05 hereof.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means, as of the date of determination, without duplication, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated oil and gas reserves of the Company and its Subsidiary attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development, exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses
(A) and (B), in accordance with standard industry practice, result in such additions or revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development, exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change that is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the net working capital (which shall be calculated as all current assets of the Company and its Subsidiaries minus all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness on a date no earlier than the date of the Company's latest annual or quarterly financial statements) and (iv) the greater of (I) the net book value of the other tangible assets of the Company and its Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests of third parties to the extent included in the calculation of the immediately preceding clause (a), (ii) the positive remainder, if any, obtained by subtracting (I) gas balancing underpayments of the Company and its Subsidiaries reflected in the Company's latest audited financial statements and not otherwise included in the calculation of the immediately preceding clause (a) from (II) any gas balancing liabilities of the Company and its Subsidiaries reflected in the Company's latest audited financial statements and not otherwise included in the calculation of the immediately preceding clause (a), and (iii) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to oil and gas reserves of the Company and its Subsidiaries subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect other than pursuant to Production Payments, or that otherwise are required to be delivered to third parties other than pursuant to Production Payments.

     "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS TO CONSOLIDATED INDEBTEDNESS RATIO" means, at any time, the ratio of Adjusted Consolidated Net Tangible Assets at such time, to Consolidated Indebtedness at such time.

     "ADJUSTED NET ASSETS" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities of such Subsidiary Guarantor, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under such Subsidiary Guarantor's Subsidiary Guarantee at such date.

     "AFFILIATE" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class, or any series of any class, of equity securities of a Person, whether or not voting, shall be deemed to be control.

     "AFFILIATE TRANSACTION" has the meaning set forth in Section 4.16 hereof.

     "AGENT MEMBER" has the meaning set forth in Section 2.05(a) hereof.

     "APPROVED STOCKHOLDERS" means Cadell S. Liedtke, Michael J. Grella and Henry G. Musselman and their respective Beneficiaries.


     "ASSET SALE" means with respect to any Person, the sale, lease, conveyance or other disposition, that does not constitute a Restricted
Payment or an Investment, by such Person of any of its assets (including, without limitation, by way of a Sale and Leaseback Transaction and including the issuance, sale or other transfer of any Equity Interests in any Subsidiary or the sale or other transfer of any Equity Interests in any Unrestricted Subsidiary of such Person) other than to the Company (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; PROVIDED that, notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Article V, (b) the sale or lease of hydrocarbons or other mineral interests in the ordinary course of business and customary in the Oil and Gas Business, (c) any Production Payment, (d) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company (other than any Principal Properties) or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, (e) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, (f) sale or other disposition of cash or Cash Equivalents or (g) any lease, abandonment, disposition, relinquishment or farm out of any oil and gas property that are customary in nature and scope in the Oil and Gas Business and are entered into in the ordinary course of the Oil and Gas Business of the Company and its Subsidiaries.

     "ASSET SALE OFFER" has the meaning set forth in Section 4.08(d) hereof.

     "ASSET SALE PAYMENT DATE" has the meaning set forth in Section 4.08(e)(ii) hereof.

     "ASSET SALE PURCHASE PRICE" has the meaning set forth in Section 4.08(d) hereof


     "BENEFICIARY" when used with respect to any individual, means the spouse, lineal descendants, parents and siblings of any such individual, the estates and the legal representatives of any such individual and any of the foregoing and the trustee of any bona fide trust of which any such individual and any of the foregoing are the sole beneficiaries or grantors.

     "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duty authorized to act on behalf of such Board.

     "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of such Person.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENT" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, and (c) commercial paper issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition.

     "CERTIFICATED NOTES" means Notes issued in definitive, fully registered form to beneficial owners of interests in the Global Note pursuant to Section 2.06(a) hereof.

     "CHANGE OF CONTROL" means

          (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Approved
     Stockholders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or

         (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (A) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (B) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Approved Stockholders, has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person; or

          (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially of the properties of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions) including Capital Stock of the Subsidiaries, to any Person (other than the Company or a Wholly Owned Subsidiary); or

          (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (v)   the liquidation or dissolution of the Company.

     "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.07(a) hereof.

     "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in Section 4.07(a) hereof.

     "CHANGE OF CONTROL PURCHASE PRICE" has the meaning set forth in Section 4.07(a) hereof.

     "CLEARING AGENCY" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

     "COMPANY" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

     "COMPANY ORDER" means a written order signed in the name of the Company by (i) its Chairman of the Board, President, a Vice Chairman or a Vice President, and (ii) its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

     CONSOLIDATED EBITDA means, with respect to any Person for any period, the sum of, without duplication, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (ii) to the extent deducted in the computation of such Consolidated Net Income, the Consolidated Interest Expense for such period, plus (iii) to the extent deducted in the computation of such Consolidated Net Income, amortization of deferred financing charges for such period, plus (iv) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (v) to the extent deducted in the computation of such Consolidated Net Income, consolidated depreciation, depletion, amortization and other noncash charges of such Person and its Subsidiaries required to be reflected as expenses on the books and records of such Person, plus (vi) to the extent deducted in the computation of such Consolidated Net Income, consolidated exploration and abandonment expenses of such Person and its Subsidiaries for such periods, minus (vii) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (v), and excluding (viii) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other noncash charges of, and the exploration and abandonment expenses of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (unless such approval has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person for any time, the Indebtedness of such Person and its Subsidiaries at such time as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period to (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Consolidated Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and
(ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization or write-off of deferred financing charges for such period, and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof,
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, unless distributed to the Company or one of its Subsidiaries.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries as of such date less (w) the amount of such stockholders' equity attributable to Disqualified Stock, (x) all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of this Indenture to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at Two International Place, Corporate Trust Department, 4th Floor, Boston, Massachusetts 02110.

     "COVENANT DEFEASANCE" has the meaning set forth in Section 8.03 hereof.


     "CREDIT FACILITY" means a credit facility that may be entered into among the Company and the lenders parties thereto (which shall initially be a credit facility among the Company, Nations-Bank of Texas, N.A. or one of its affiliates, as agent, and the other lenders parties thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, refunded, replaced, restated or refinanced from time to time.


     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFAULTED INTEREST" has the meaning set forth in Section 2.11 hereof.

     "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

     "DESIGNATED GUARANTOR SENIOR INDEBTEDNESS" means (i) so long as the Senior Bank Indebtedness is outstanding, any Subsidiary Guarantor's Indebtedness in respect of the Senior Bank Indebtedness and (ii) thereafter, any other Guarantor Senior Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more and that has been designated by the Company as "Designated Guarantor Senior Indebtedness"; PROVIDED that for purposes of
Section 11.10(a) hereof, "Designated Guarantor Senior Indebtedness" shall also mean any other Guarantor Senior Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more.

     "DESIGNATED SENIOR INDEBTEDNESS" means (i) so long as the Senior Bank Indebtedness is outstanding, the Senior Bank Indebtedness and (ii) thereafter, any other Senior Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness"; PROVIDED that for purposes of Section 10.03(a) hereof, "Designated Senior Indebtedness" shall also mean any other Senior
Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more.

     "DISQUALIFIED STOCK" means (a) with respect to any Person, Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (unless any redemption or repurchase of such Capital Stock upon the occurrence of such event is required by any such terms, but only to the extent that a payment in respect thereof would be permitted under Section 4.11 hereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Notes mature and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

     "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means dollar denominated payment obligations of the Company or any of its Subsidiaries that are or, upon the occurrence of a contingent event, would be recorded as liabilities in accordance with GAAP, together with all undertakings and obligations of the Company or any of its Subsidiaries in connection therewith, which obligations will be deemed to constitute Indebtedness for borrowed money for purposes of this Indenture.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the date of this Indenture.

     "EQUITY OFFERING" means an offer and sale of Qualified Stock of the Company to a Person other than an Affiliate of the Company.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01 hereof.


     "EXCESS PROCEEDS" has the meaning set forth in Section 4.08(c) hereof.


     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXEMPT AFFILIATE TRANSACTIONS" means (a) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (b) advances not to exceed $1,000,000 at any time outstanding to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, (d) any employment agreement that is in effect on the date of the Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary after the date of this Indenture in the ordinary course of business of the Company or such Subsidiary and (e) payments and transactions under Indebtedness of A&P Meter Service and Supply, Inc. ("A&P") outstanding on the date of this Indenture and performance of and payment for services provided by A&P to the Company and its Subsidiaries in the ordinary course of business consistent with past practices.


     "FUNDING GUARANTOR" has the meaning specified in Section 3 of the Subsidiary Guarantees.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "GLOBAL NOTES" has the meaning set forth in Section 2.01(c) hereof.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTOR SENIOR INDEBTEDNESS" means (i) all Guarantees or other Indebtedness of a Subsidiary Guarantor in respect of the Senior Bank Indebtedness and (ii) any other indebtedness permitted to be incurred by a Subsidiary Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by a Subsidiary Guarantor, (x) any Indebtedness of a Subsidiary Guarantor to any of the Company's Subsidiaries, Unrestricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in (a) interest rates, (b) the value of foreign currencies and (c) Oil and Gas Purchase and Sales Contracts.

     "HOLDER" means (i) in the case of any Certificated Note, the Person in whose name such Certificated Note is registered in the Security Register and
(ii) in the case of any Global Note, the Depositary.

     "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of this Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured) (f) all Production Payments of such Person, (g) all guarantees by such Person of Indebtedness referred to in this definition, (h) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and (i) all obligations of such Person under or in respect to currency exchange contracts, oil or natural gas price hedging arrangements and Hedging Obligations. For purposes hereof, the "maximum fixed repurchase price" of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock; provided, however, that if such Disqualified Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Disqualified Stock.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of

Indebtedness or other obligations), advances or capital contributions (excluding advances to officers and employees of the type specified in clause (b) of the definition of Exempt Affiliate Transactions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets of any other Person.

     "ISSUE DATE" means the date on which the Notes are first authorized and delivered under this Indenture.

     "LEGAL DEFEASANCE" has the meaning set forth in Section 8.02 hereof.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MATERIAL CHANGE" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the discounted future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisition during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exists and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of pursuant to the provisions of this Indenture described below under Section 4.08.

     "MATURITY" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on the Change of Control Payment Date or the Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

     "MOODY'S" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; PROVIDED that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is S&P, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss, except as provided in (b) below), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, other than such losses arising out of the extinguishment of Indebtedness refinanced from the proceeds of the Notes and other securities issued contemporaneously with the Notes, (ii) any extraordinary or nonrecurring gain (but not loss, except as provided in (i) above), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "NOTES" has the meaning set forth in the Recitals of the Company and more particularly means any of the Notes authenticated and delivered under this Indenture.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Subsidiary Guarantor.

     "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, the Chief Executive Officer or a Vice President of the Company or any Subsidiary Guarantor, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Subsidiary Guarantor, and delivered to the Trustee, which certificate shall comply with the provisions of Section 11.02 hereof; PROVIDED that any Officers' Certificate delivered pursuant to the first paragraph of Section 4.19 hereof shall be signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer.

     "OIL AND GAS BUSINESS" means the business of the exploration for, and development, acquisition, and production of hydrocarbons, together with activities ancillary thereto (including with limitation, the gathering, processing, treatment, marketing and transportation of such production) and other related energy and natural resources businesses.

     "OIL AND GAS PURCHASE AND SALE CONTRACT" means with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that is designed to provide protection against oil and natural gas price fluctuations.

     "OPINION OF COUNSEL" means a written opinion from legal counsel (who may be counsel to the Company, any Subsidiary Guarantor or the Trustee) who is acceptable to the Trustee, which opinion shall comply with the provisions of
Section 11.02 hereof; provided that any Opinion of Counsel delivered pursuant to Section 8.04 hereof shall not be rendered by an employee of the Company or any of its Subsidiaries.

     "PARI PASSU INDEBTEDNESS" means Indebtedness of (a) the Company that is PARI PASSU with or subordinated to the Notes (other than the Notes) or (b) any Subsidiary Guarantor that is PARI PASSU with or subordinated to such Subsidiary Guarantor's Subsidiary Guarantee (other than such Subsidiary Guarantee or Indebtedness secured by such Subsidiary Guarantee).

     "PAYING AGENT" means any Person authorized by the Company to make payments of principal, premium or interest with respect to the Notes on behalf of the Company.


     "PERMITTED INVESTMENTS" means (a) any Investments by the Subsidiaries of the Company in the Company; (b) any Investments in Cash Equivalents; (c) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08(b)(ii); (d) Investments outstanding as of the date of this Indenture;
(e) Investments in Wholly Owned Subsidiaries that are engaged in the Oil and Gas Business and Investments in any Person that, as a result of such Investment (or a series of substantially contemporaneous Investments pursuant to a single plan) (x) such other Person becomes a Wholly Owned Subsidiary engaged in the Oil and Gas Business or (y) such other Person that is engaged in the Oil and Gas Business is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or a Wholly Owned Subsidiary in a transaction permitted under the Indenture; (f) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations; (g) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Subsidiary's production against fluctuations in oil or natural gas prices; (h) shares of money mutual or similar funds having assets in excess of $500,000,000, and (i) Investments in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

     "PERMITTED LIENS" means (a) liens for taxes, assessments and governmental charges not then due or the validity of which is being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (b) mechanics', workmen's, materialman's, operator's or similar liens arising in the ordinary course of business; (c) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business or minor imperfections in title that do not impair the value of property for its intended use; (d) liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (e) judgment and attachment liens not giving rise to an Event of Default or liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP; (f) liens on deposits made in the ordinary course of business; (g) liens in favor of collecting or payor banks having a right of selloff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank (h) liens on pipeline or pipeline facilities which arise out of operation of law; (i) liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (j) liens reserved in oil and gas leases for bonus or rental payments and for compliance with the terms of such leases; and (k) liens arising under partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal or accrued amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity and a final maturity date equal to or greater than the Weighted Average Life to Maturity and a final maturity date, respectively, of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PRINCIPAL PROPERTIES" means the oil and gas properties and other tangible assets and properties owned by Company on the date of this Indenture (collectively, the "Original Principal Properties") and assets and properties of the Company obtained in exchange for any of the Original Principal Properties.

     "PRODUCTION PAYMENTS" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors of the Company, or otherwise, a calculation made in good faith by the Board of Directors of the Company, as the case may be.

     "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible, excluding Capital Stock in any other Person.

     "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "QUALIFIED STOCK" means, for any Person, any and all Capital Stock of such Person, other than Disqualified Stock.

     "RECORD DATE" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

     "REDEMPTION DATE" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

     "REDEMPTION PRICE" means when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest, if any, to the Redemption Date.

     "REGISTRAR" has the meaning set forth in Section 2.03 hereof.

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or Guarantor Senior Indebtedness.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED PAYMENT" has the meaning set forth in Section 4.11 hereof.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; PROVIDED that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

     "SALE AND LEASEBACK TRANSACTION" means, with respect to the Company or any of its Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries as lessee of any principal property, acquired or placed into service more than 180 days prior to such arrangement (except leases of two years of less), whereby such property has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or its Affiliates.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SECURITY REGISTER" has the meaning set forth in Section 2.03 hereof.

     "SENIOR BANK INDEBTEDNESS" means the Indebtedness outstanding under the Credit Facility.

     "SENIOR INDEBTEDNESS" means (i) the Senior Bank Indebtedness and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries, Unrestricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

     "SENIOR REVOLVING INDEBTEDNESS" means revolving credit borrowings and letters of credit under the Credit Facility and/or any successor facility or facilities.

     "SPECIAL RECORD DATE" means a date fixed by the Trustee pursuant to
Section 2.11 for the payment of Defaulted Interest.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company for any purposes of this Indenture.


     "SUBSIDIARY GUARANTEE" means the guarantee of the Notes by a Subsidiary Guarantor pursuant to Exhibit C and Article XI under which such Subsidiary Guarantor guarantees the Notes.

     "SUBSIDIARY GUARANTOR" means each of the Subsidiaries that agrees to guarantee the Notes.


     "TEMPORARY NOTES" has the meaning set forth in Section 2.09 hereof.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. SECTION Section 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

     "U.S. GOVERNMENT OBLIGATIONS" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt. Investments in U.S. Government Obligations may be made through or with the Trustee.

     "UNRESTRICTED SUBSIDIARY" means each entity, if designated by the Board of Directors of the Company as Unrestricted Subsidiaries pursuant to a Board Resolution pursuant to Section 4.10 hereof.

     "VOLUMETRIC PRODUCTION PAYMENTS" means volumetric production payment obligations of the Company or any of its Subsidiaries that are or, upon the occurrence of a contingent event, would be recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations of the Company or any of its Subsidiaries in connection therewith, which will be deemed to constitute debt for borrowed money for purpose of this Indenture.

     "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person (i) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or
(ii) organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the goernment of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that such Person or one or more Wholly Owned Subsidiaries of such Person, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

     SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the date of this Indenture, subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

         (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or other obligor on the Notes, if any.

     All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

     SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation;

          (d) the principal amount of any noninterest bearing or other discount security, at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (e) when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount.

     SECTION 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or a Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.05. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Subsidiary Guarantors.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company and the Subsidiary Guarantors, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     SECTION 1.06. SATISFACTION AND DISCHARGE. This Indenture shall cease to be of further effect and the Trustee, on receipt of a Company Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or the Subsidiary Guarantors have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) money in an amount, (y) U.S. Government Obligations or (z) a combination thereof, sufficient, in the case of deposits pursuant to the foregoing clauses (y) or (z), as established in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes, for principal (and premium, if any) and interest, if any, to the date of such deposit together with irrevocable instructions from the Company in form and substance satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof; (b) the Company or the Subsidiary Guarantors have paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company or the Subsidiary Guarantors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Company and the Subsidiary Guarantors to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section 1.06 hereof shall survive.

     All money deposited with the Trustee pursuant to this Section 1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money [or U.S. Government Obligations] in accordance with this
Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Section
1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Section 1.06; PROVIDED, that if the Company or the Subsidiary Guarantors have made any payment on any Notes because of the reinstatement of its obligations, the Company and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

     The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charges imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 1.06 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                                 ARTICLE II

                                 THE NOTES

     SECTION 2.01. FORM AND DATING. (a) The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

     (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) such as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) such as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee.

     (c) The Notes shall be issued initially in the form of a permanent, global note in definitive, fully registered form, without coupons, substantially in the form of Exhibit A hereto (the "Global Note"). Upon issuance, such Global Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary.

Any Certificated Note that may be issued pursuant to Section 2.06(a) hereof, shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto. Upon issuance, any such Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     (d)  Each Global Note shall bear the following legend on the face thereof:

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COSTILLA ENERGY, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF ________________, 1996, BETWEEN COSTILLA ENERGY, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

     (e) Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.


     SECTION 2.02. EXECUTION AND AUTHENTICATION. The aggregate principal amount of Notes outstanding at any time shall not exceed $100,000,000. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President, any Executive Vice President or any Senior Vice President, under its corporate seal reproduced or imprinted on the Notes by facsimile or otherwise, and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.


     The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

     In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

     Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of a Company Order requesting such action, authenticate Notes for original issuance in an aggregate principal amount not to exceed $100,000,000 in the form of the Global Note. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

     Upon the occurrence of any event specified in Section 2.06(a) hereof and compliance by the Company with the provisions of the paragraph preceding the immediately preceding paragraph, the Company shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Global Note or Certificated Notes, as the case may be, representing Notes theretofore represented by the Global Note.

     A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of the Trustee as provided herein. The signature of an authorized signatory of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

     SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company shall cause to be kept at such office a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Office, is initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

     The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     Subject to Section 2.06, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

     SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to each due date of the principal, premium, or any payment of interest, if any, with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest when so becoming due.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent, shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium or interest with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

     The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05. GLOBAL NOTES. (a) So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

     (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under this Indenture or the Notes.

     (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange pursuant to the second sentence of Section 2.06(a) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that any such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     SECTION 2.06.  TRANSFER AND EXCHANGE.

     (a) The Global Note shall be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Global Note for one or more Certificated Notes; PROVIDED that the principal amount of each of such Certificated Notes and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. In addition, the Holder of a beneficial interest in the Global Note may at any time exchange such interest for a Certificated Note in a principal amount of $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, such Global Note shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes pursuant to this Section 2.06(a), it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee.

     (b) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

     (c) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Certificated Notes (i) selected for redemption (except, in the case of Certificated Notes to be redeemed in part, the portion thereof not to be redeemed) and (ii) for a period of 15 calendar days before a selection of Notes to be redeemed.

     (d) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment by Holders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

     (e) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

     (f) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors).

     SECTION 2.07. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 2.07, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.08. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company or a Subsidiary or Unrestricted Subsidiary of the Company or by an Affiliate of the Company or of a Subsidiary or Unrestricted Subsidiary of the Company or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company or any of their agents.

     SECTION 2.09. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations.

     If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

     SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

     SECTION 2.11. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the ____________ __, or ____________ __ (whether or not a Business Day) immediately preceding such Interest Payment Date.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.12. AUTHORIZED DENOMINATIONS. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.13. COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.14. PERSONS DEEMED OWNERS. Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

     SECTION 2.15. CUSIP NUMBERS. The Company, in issuing the Notes, may use a "CUSIP" number for each series of Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.

                                 ARTICLE III
                                 REDEMPTION

     SECTION 3.01. NOTICE TO TRUSTEE. If the Company elects to redeem Notes pursuant to paragraph five of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each such notice to the Trustee at least 30 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

     SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, provided that the Trustee may select for redemption in part only Notes in denominations larger than $1,000. In selecting Notes to be redeemed pursuant to this Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Notes to be redeemed are Certificated Notes, the Certificated Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, the principal amount of Certificated Notes to be redeemed among the Holders of Certificated Notes registered in their respective names. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     SECTION 3.03. NOTICE OF REDEMPTION. At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

     The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest to be paid, if any);

          (c)  the name and address of the Paying Agent;

          (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

          (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

          (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (h) that, unless the Company defaults in making the redemption payment, interest on the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrue interest on and after the Redemption Date;

          (i) the paragraph of the Notes pursuant to which the Notes are being called for redemption; and

          (j) any other information necessary to enable Holders to comply with the notice of redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 in a timely manner.

     SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption
Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is the Paying Agent, the Paying Agent shall segregate and hold in trust for the benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

     So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

     SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender and cancellation of a Certificated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and make available for delivery to the surrendering Holder (at the Company's expense) a new Certificated Note equal in principal amount to the unredeemed portion of the Certificated Note surrendered and canceled, PROVIDED that each such Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note, as provided in
Section 2.05(c) hereof.


                                  ARTICLE IV
                                   COVENANTS

     SECTION 4.01. PAYMENT OF NOTES. The Company shall promptly pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if, on such date, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

     To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, and Defaulted Interest (without regard to any applicable grace period), at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 hereof, or otherwise.

     SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which office shall be initially the office of State Street Bank and Trust Company, National Association, 61 Broadway, New York, New York 10006, Concourse Level, Corporate

Trust Window. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

     SECTION 4.03. MONEY FOR THE NOTE PAYMENTS TO BE HELD IN TRUST. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

     SECTION 4.04.  CORPORATE EXISTENCE.  Subject to the provisions of
Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; PROVIDED that the Company and any such Subsidiary shall not be required to preserve the corporate existence of any such Subsidiary or any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes.

     SECTION 4.05. MAINTENANCE OF PROPERTY. The Company shall cause all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders of Notes.

     SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; PROVIDED that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

     SECTION 4.07. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment Date").

     (b) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

          (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

          (ii) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (viii) if Certificated Notes have been issued pursuant to Section 2.06, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

     (c) On the Change of Control Payment Date, the Company shall (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

     (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

     Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.

     (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

     (f) Prior to complying with the provisions of this Section 4.07, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.07.


     SECTION 4.08. LIMITATION ON ASSET SALES. (a) The Company shall not directly or indirectly engage in an Asset Sale of any Principal Properties to any Subsidiary other than a Subsidiary Guarantor.


     (b) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to, engage in an Asset Sale unless:

          (i) the Company (or such Subsidiary) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets under which the Company or any of its Subsidiaries is the lessor, a lease providing for rent and other conditions which are no less favorable to the Company (or such Subsidiary) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such Person set forth in an Officers' Certificate of such Person delivered to the Trustee) of the assets sold or otherwise disposed of, and

          (ii) at least 85% (100% in the case of such lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents or properties used in the Oil and Gas Business of the Company and its Subsidiaries.


     (c)  The Company may apply Net Proceeds of an Asset Sale, at its option,
(i) to permanently reduce Senior Indebtedness other than Senior Revolving Indebtedness, (ii) to permanently reduce Senior Revolving Indebtedness (and to correspondingly reduce commitments with respect thereto), or (iii) to invest in properties and assets that will be used in the Oil and Gas Business of the Company and its Subsidiaries. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.


     Any Net Proceeds from Asset Sales that are not applied within 270 days after the consummation of an Asset Sale as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds."


     (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes, as described in Section 4.08(e) hereof (an "Asset Sale Offer"), to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount of Notes that may be purchased out of the then existing Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

     (e) Within 30 calendar days after the date the amount of Excess Proceeds exceeds $5.0 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:


          (i) that an Asset Sale Offer is being made pursuant to this Section 4.08, and that are Notes that are timely tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Asset Sale Purchase Price of all Notes timely tendered pursuant to the Asset Sale Offer;

          (ii) the Asset Sale Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Payment Date"), which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

          (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Payment Date;

          (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying

     Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

          (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

          (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

          (viii) if Certificated Notes have been issued pursuant to Section 2.06, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

          (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

          (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.08.


     (f) If the aggregate principal amount of the Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.08(e) hereof, the Trustee shall select the Notes to be purchased on a PRO RATA basis based on the principal amount of the Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

     (g) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(f) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment the Asset Sale Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.


     (h) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; PROVIDED that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.


     Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.


     (i) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

     (j) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to an Asset Sale Offer.

     SECTION 4.09. OWNERSHIP OF CAPITAL STOCK. The Company shall not permit any Person (other than the Company or any Wholly Owned Subsidiary of the Company) to own any Capital Stock of any Subsidiary of the Company, and shall not permit any Subsidiary of the Company to issue Capital Stock (except to the Company or to a Wholly Owned Subsidiary of the Company), in each case except (a) directors' qualifying shares, (b) Capital Stock issued prior to the time such Person becomes a Subsidiary of the Company, (c) if such Subsidiary merges with and into another Subsidiary, (d) if another Subsidiary merges with and into such Subsidiary, (e) if such Subsidiary ceases to be a Subsidiary (as a result of the sale of 100% of the shares of such Subsidiary, the Net Proceeds from which are applied in accordance with
Section 4.08 hereof), or (f) Capital Stock of a Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction.

     SECTION 4.10. UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company may designate any of its Subsidiaries as Unrestricted Subsidiaries.
A Subsidiary may only be so designated if (i) immediately after giving effect to such designation no Default or Event of Default exists, (ii) the Company would, at the time of such designation and after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio and the Adjusted Consolidated Net Tangible Assets to Consolidated Indebtedness Ratio tests set forth in Section 4.12(a) hereof, and (iii) after the date of this Indenture and prior to such designation, no assets of the Company or of any Subsidiary of the Company (including, without limitation, Capital Stock of any such Subsidiary) shall have been transferred, directly or indirectly, to any Unrestricted Subsidiary or any of its Subsidiaries, other than assets transferred in the ordinary course of business and on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the foregoing conditions.


     Any subsidiary of the Company shall continue to be an Unrestricted Subsidiary only if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements, such Unrestricted Subsidiary shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, such Unrestricted Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Person guarantees the payment of the Notes on the same terms and conditions as the Subsidiary Guarantees by the Subsidiary Guarantors and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date.


     The Board of Directors of the Company may at any time designate any Subsidiary, if previously designated as Unrestricted Subsidiaries, to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under
Section 4.12 hereof, (ii) no Default or Event of Default would be in existence following such designation and (iii) such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Person guarantees the payment of the Notes on the same terms and conditions as the Subsidiary Guarantees by the Subsidiary Guarantors.

     SECTION 4.11. RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or Unrestricted Subsidiary or other Affiliate of the Company (other than Equity Interests of the Company, any Subsidiary or Unrestricted Subsidiary owned by any Wholly Owned Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any PARI PASSU Indebtedness prior to a scheduled mandatory sinking fund payment date or maturity date, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio and the Adjusted Consolidated Net Tangible Assets to Consolidated Indebtedness Ratio tests set forth under Section 4.12(a); and


          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries on or after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net
     Income of the Company and its Subsidiaries for the period (taken as one accounting period) from the beginning of the first day of the fiscal month during which this Indenture was executed and delivered to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company as capital contributions to the Company or from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), except for Capital Stock of the Company issued contemporaneously with the issuance of the Notes.

     The foregoing clauses (b) and (c), however, will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the payment of any dividend on Equity Interests of the Company (other than Disqualified Stock) payable solely in shares of Equity Interests of the Company (other than Disqualified Stock);
(iii) any dividend or other distribution payable from a Subsidiary of the Company to the Company or any Wholly Owned Subsidiary; (iv) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale, issuance or exchange (other than to a Subsidiary or any Unrestricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such Restricted Investment shall be excluded from clause (c) of the preceding paragraph; (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale, issuance or exchange (other than to a Subsidiary or any Unrestricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; and (vi) the defeasance, redemption or repurchase of any PARI PASSU Indebtedness prior to a scheduled mandatory sinking fund payment date or maturity date thereof with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary or any Unrestricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or the purchase, redemption or acquisition by the Company of any PARI PASSU Indebtedness prior to a scheduled mandatory sinking fund payment date or maturity date thereof through the issuance in exchange thereof of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, purchase or acquisition shall be excluded from clause (c) of the preceding paragraph.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 4.12. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Indebtedness) and the Company may issue shares of Disqualified Stock if: (i) the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least, during the period from the date of this Indenture until the first anniversary thereof, 2.25 to 1, and thereafter, 2.50 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; (ii) the Adjusted Consolidated Net Tangible Assets would have been at least 150% of Consolidated Indebtedness, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; PROVIDED, that no Guarantee may be incurred pursuant to this paragraph, unless the guaranteed Indebtedness is incurred by the Company pursuant to this paragraph.


     (b)  The foregoing provisions will not apply to:

          (i) the incurrence by the Company of Indebtedness under the Credit Facility (and the incurrence by Subsidiaries of Guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $50 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 4.08 hereof;

          (ii) the incurrence by the Company of Indebtedness represented by the Notes and of its Subsidiaries of Indebtedness represented by the Subsidiary Guarantees;

          (iii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Indebtedness described in Section 4.12(b)(ii) hereof;

          (iv) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; PROVIDED that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in case of an event of default in all respects to the Company's obligations pursuant to the Notes; and PROVIDED, HOWEVER, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary of the Company and
     (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (v) the incurrence by the Company or Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred; PROVIDED that the notional amount of such Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;


          (vi) the incurrence by the Company of Hedging Obligations under commodity hedging and currency exchange agreements; PROVIDED that such agreements were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business;

          (vii) the incurrence by the Subsidiaries of Indebtedness in existence on the date of this Indenture listed on Schedule 4.12(b)(viii) attached to this Indenture; and

          (viii) the incurrence by the Company and its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.12) in an aggregate principal amount at any time outstanding not to exceed $10 million;

PROVIDED that no Subsidiary may incur any Indebtedness other than Indebtedness described in Section 4.12(b)(iv) or (vii) unless such Subsidiary shall have executed and delivered a Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect (except to the extent Section 11.02 hereof would result in the release thereof) so long as such Indebtedness remains outstanding.


     SECTION 4.13. LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens but only to the extent securing obligations not constituting Indebtedness) on any of its assets, now owned or hereafter acquired, securing any Indebtedness other than Senior Indebtedness, unless the Notes are secured equally and ratably with such other Indebtedness; PROVIDED that, if such Indebtedness is by its terms expressly subordinate to the Notes, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes.

     SECTION 4.14. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, (iv) transfer any of its property or assets to the Company or any of its Subsidiaries, (v) grant liens or security interests on the assets in favor of the Holders of Notes, or (vi) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) the Credit Facility, this Indenture and the Note, (B) applicable law, (C) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, or (D) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     SECTION 4.15. LIMITATION ON LAYERING DEBT. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment of the Notes.


     SECTION 4.16. TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, after the date of this Indenture, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or make any payment to, or purchase any property or assets from, or enter into or suffer to exist any transaction or series of transactions, or make any agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary (as reasonably determined by the Company) than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.


     SECTION 4.17. REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, and file with the Trustee, within 15 days after it is, or would have been, required to file such with the Commission (i) all quarterly and annual financial information that is or would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company is or were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that are or would be required to be filed with the Commission on Form 8-K if the Company is or were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.18. WAIVER OF STAY, EXTENSION OR USURY LAWS. Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company or such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.19. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT OR EVENT OF DEFAULT. (a) The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

     For the purposes of this Section 4.19(a), compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) The Company shall deliver written notice to the Trustee immediately upon any executive officer of the Company becoming aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     (c) So long as not contrary to the then-current recommendations of the American Instituted of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.17 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     SECTION 4.20. INVESTMENT COMPANY ACT. None of the Company or the Subsidiaries or Unrestricted Subsidiaries of the Company shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     SECTION 4.21. SALE AND LEASEBACK. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless (a) the Company or its Subsidiaries entering into such Sale and Leaseback Transaction could have incurred the Indebtedness relating to such Sale and Leaseback Transaction pursuant to Sections 4.12 and 4.13 and
(b) the Net Proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property as determined by the Board of Directors of the Company.

     SECTION 4.22. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE V

                            CONSOLIDATION, MERGER,
                         CONVEYANCE, LEASE OR TRANSFER

     SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, in a single transaction or series of related transactions consolidate or merge with or into (other than the consolidation or merger of a Wholly Owned Subsidiary of the Company with another Wholly Owned Subsidiary of the Company or into the Company) (whether or not the Company or such Subsidiary is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless (i) either (a) the Company, in the case of a transaction involving the Company, or such Subsidiary, in the case of a transaction involving a Subsidiary, is the surviving corporation or
(b) in the case of a transaction involving the Company, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; and (iii) the Company or, if other than the Company, the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio and the Adjusted Consolidated Net Tangible Assets to Consolidated Indebtedness Ratio tests set forth in Section 4.12(a) hereof.

     In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate of the Company and an Opinion of Counsel of the Company, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.


     SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation with, or merger by the Company with and into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, EXCEPT for the obligation to pay the principal of (and premium, if any) and interest on the Notes.


                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) The Company or any Subsidiary Guarantor fails to make any payment of interest on any Note when the same becomes due and payable and such failure continues for a period of 30 calendar days, whether or not such payment is prohibited by the provisions of Articles X or XI hereof; or

          (b) The Company or any Subsidiary Guarantor fails to make any payment of the principal or of premium, if any, on any Note when the same becomes due and payable whether upon maturity, redemption, required repurchase or otherwise, whether or not such payment is prohibited by the provisions of Articles X or XI hereof; or

          (c) the Company or any Subsidiary fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 4.07, 4.08, 4.09, 4.11 or 4.12 hereof or Article V hereof; or

          (d) the Company or any Subsidiary fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and such failure continues for the period and after the notice specified below; or

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created after the date of this Indenture, which default (i) is caused by a failure to pay principal of such Indebtedness at final maturity thereof (a "Payment Default) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

          (f) a final judgment or final judgments for the payment of money not fully covered by insurance are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $1.0 million; or

          (g)  the entry by a court having jurisdiction in the premises of
     (i) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Subsidiary of the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or ordering the winding-up or liquidation of the affairs of the Company or any Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

          (h) (i) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or
     (ii) the consent by the Company or any Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Subsidiary or Unrestricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company; or (iii) the filing by the Company or any Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors; or (v) the admission by the Company or any Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Subsidiary of the Company in furtherance of any such action; or


          (i) any Subsidiary Guarantee or any provision thereof shall at any time cease to be the legal, valid and binding obligation of the Subsidiary Guarantor party thereto as represented in the Subsidiary Guarantee (other than pursuant to Section 11.02 hereof or Section 2 of the Subsidiary Guarantees), such that the Holders of the Notes could not reasonably be expected to realize the material benefits intended to be provided by such Subsidiary Guarantor under the Subsidiary Guarantee or any Subsidiary Guarantor shall assert that the Subsidiary Guarantee is not a legal, valid and binding obligation or shall purport to revoke its obligations thereunder.


     A Default under clause (d) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 calendar days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".


     SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)) occurs and is continuing, then and in every such case the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes then outstanding to be immediately due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with any premium, if applicable). If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.


     The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that have become due solely because of the acceleration) have been cured or waived. No such recession shall affect any subsequent Default or impair any right consequent thereon.


     SECTION 6.03. OTHER REMEDIES. The Company covenants that if an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest at the rate or rates prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.


     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


     SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default and its consequences under this Article VI, except Default (a) in the payment of the principal of (or premium, if any) or interest on, any Note (except a payment default resulting from an acceleration that has been rescinded), or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Notes.

     SECTION 6.05. CONTROL BY MAJORITY. The Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


     SECTION 6.06. LIMITATION ON SUITS. No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless


          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (b) the Holders of not less than 25 percent in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 30 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.


     SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (premium, if any) and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the redemption dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under United States bankruptcy laws, as now or hereafter constituted, relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes or the Property of the Company, any Subsidiary Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.09. PRIORITIES. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (premium, if any) or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:


          (a)  FIRST: To the payment of all amounts due the Trustee under
     Section 7.07 hereof;

          (b) SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          (c)  THIRD: To the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

     SECTION 6.10. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after its Stated Maturity.

     SECTION 6.11. WAIVER OF STAY OR EXTENSION LAWS. The Company and the Subsidiary Guarantors (to the extent it or they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Subsidiary Guarantors (to the extent that it or they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF THE NOTES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

     SECTION 6.13. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Subsidiary Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.14. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.15. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE VII

                                   TRUSTEE


     SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


     (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, PROVIDED that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.


     SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.


     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; PROVIDED that such agent was appointed with due care by the Trustee.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED that the Trustee's conduct does not constitute willful misconduct or gross negligence.

     (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e) or 6.01(f) hereof, of the identity of any Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder of Notes.

     (f) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.


     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar hereunder, as the case may be; PROVIDED that the Trustee must in any event comply with Section 7.10 and Section 7.11 hereof.

     SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. NOTICE OF DEFAULTS. Within 90 calendar days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived, PROVIDED that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06. PRESERVATION OF INFORMATION; REPORTS BY TRUSTEE TO HOLDERS. (a) The Company shall furnish or cause to be furnished to the
Trustee:


          (i) semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and

          (ii) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

     (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in

Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

     (c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

     (d) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.06.

     (e) Within 60 calendar days after May 15 of each year commencing with the year 1997, the Trustee shall transmit by mail to all Holders of Notes, a brief report dated as of such May 15 if and to the extent required under Section 313(a) of the Trust Indenture Act.

     (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

     (g) A copy of each report described in Section 7.06(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.


     SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.


     The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on, particular Notes.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (d)     If at any time:

                 (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

                 (ii)    the Trustee shall cease to be eligible under Section
     7.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

                 (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property or affairs, or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

                 (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its Property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.10 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

         (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Lien, if any, provided for in Section 7.07 hereof.

         (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.08(g) hereof.

         (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder which shall be

                 (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

                 (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000.

         If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                              ARTICLE VIII

                               DEFEASANCE

         SECTION 8.01. COMPANY'S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may elect, at its option, at any time, to have Section 8.02 or Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this Article VIII. Such election shall be evidenced by a Board Resolution delivered to the Trustee and shall specify whether the Notes are being defeased to Stated Maturity or to a specified Redemption Date determined in accordance with the terms of this Indenture and the Notes.

         SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.01 hereof, of its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.04 hereof and as more fully set forth in such Section 8.04 payments in respect of the principal of and any premium and interest on such Notes when payments are due,


         (b) the Company's and the Subsidiary Guarantors' obligations with respect to such Notes under Sections 2.06, 2.07, 2.09, 4.02, 4.03 and
     4.04 hereof and the Subsidiary Guarantees,


         (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith,

         (d)     Article III hereof, and

         (e)     this Article VIII.

         Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding the prior exercise of its option to have Section 8.03 hereof applied to such Notes.

         SECTION 8.03. COVENANT DEFEASANCE. Upon the Company's exercise under Section 8.01 hereof of its option to have this Section 8.03 applied to the outstanding Notes (in whole and not in part), (i) the Company and the Subsidiary Guarantors shall be released from their obligations under Section 5.01(iii), Sections 4.05 through 4.17, inclusive, and any covenant added to this Indenture subsequent to the date of this Indenture pursuant to Section
9.01 hereof, (ii) the occurrence of any event specified in Section 6.01(c) or
Section 6.01(d) hereof, with respect to any of Section 5.01(iii), Sections
4.05 through 4.17, inclusive, and any covenant added to this Indenture subsequent to the date of this Indenture pursuant to Section 9.01 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance") and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01 (e) and 6.01(f) hereof shall thereafter not constitute Events of Default.

         SECTION 8.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to the application of Section 8.02 or
Section 8.03 hereof to the outstanding Notes:

         (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium, if any, and any installment of interest on such Notes on the Stated Maturity thereof or applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Notes.

         (b) In the event of an election to have Section 8.02 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur.

         (c) In the event of an election to have Section 8.03 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

         (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in Section
     6.01(g) or Section 6.01(h), any time on or prior to the 123rd calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 123rd calendar day).

         (e) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act).

         (f) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

         (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company.

         (h) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

         (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.


         SECTION 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.


         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.05 hereof with respect to such Notes in accordance with this Article VIII; provided that if the Company or any Subsidiary Guarantor makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company or such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.


                                 ARTICLE IX

                                 AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto or execute and deliver any Subsidiary Guarantee or amendment or supplement thereto, in form satisfactory to the Trustee, for any of the following purposes:


         (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or


         (b) to add to the covenants of the Company or its Subsidiaries, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company or its Subsidiaries; or


         (c)     to add any additional Events of Default; or

         (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

         (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or


         (f)     to secure the Notes or the Subsidiary Guarantees; or

         (g) to cure any ambiguity herein, or to correct or supplement any provision hereof or the Subsidiary Guarantees which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; or


         (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

         (i) to provide for assumption of a Subsidiary Guarantor's obligations under its Subsidiary Guarantee upon a merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets, of such Subsidiary Guarantor, in compliance with Section 11.02; or

         (j) to add or release a Subsidiary Guarantor in compliance with the provisions of Article XI.


         SECTION 9.02. WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company, each of the Subsidiary Guarantors and the Trustee, the Company, each of the Subsidiary Guarantors and the Trustee may enter into one or more indentures supplemental hereto or amendments or supplements to the Subsidiary Guarantees for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Subsidiary Guarantees or of modifying in any manner the rights of the Holders (including Section 4.07 and Section 4.08 hereof); provided that no such supplement or amendment shall, without the consent of the Holder of each outstanding Note,


         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the Stated Maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof;

         (c) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.07 or Section 4.08 hereof);

         (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or


         (i) modify any provisions of this Indenture or the Subsidiary Guarantees relating to the relative ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders thereof.

         It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.


         After an amendment or supplement under this Section or a waiver under Section 6.04 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.


         SECTION 9.03. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture or other amendment under this Article IX, this Indenture or the Subsidiary Guarantees, as the case may be, shall be modified in accordance therewith, and such supplemental indenture or other amendment shall form a part of this Indenture or the Subsidiary Guarantees, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.04. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture, the Subsidiary Guarantees or the Notes shall comply with the Trust Indenture Act as then in effect.

         SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

         SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES. If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.


         SECTION 9.07. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES. The Trustee shall execute any supplemental indenture or other amendment authorized pursuant to this Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture or other amendment. In executing any supplemental indenture or other amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause
(a) below) and an Opinion of Counsel provided by the Company stating that:

         (a) such supplemental indenture or other amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

         (b) the Company or any Subsidiary Guarantor, as the case may be, has all necessary corporate power and authority to execute and deliver the supplemental indenture or other amendment and that the execution, delivery and performance of such supplemental indenture or other amendment has been duly authorized by all necessary corporate action of the Company or such Subsidiary Guarantor;

         (c) the execution, delivery and performance of the supplemental indenture or other amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture, (ii) the charter documents and by-laws of the Company or such Subsidiary Guarantor, or (iii) any material agreement or instrument to which the Company or such Subsidiary Guarantor is subject;

         (d) to the best knowledge and belief of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture or other amendment do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or such Subsidiary Guarantor, or
     (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or such Subsidiary Guarantor;

         (e) such supplemental indenture or other agreement has been duly and validly executed and delivered by the Company or such Subsidiary Guarantor, and this Indenture or Subsidiary Guarantee, as the case may be, together with such supplemental indenture or other agreement constitutes a legal, valid and binding obligation of the Company or such Subsidiary Guarantor enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

         (f) this Indenture or Subsidiary Guarantee, as the case may be, together with such amendment or supplement complies with the Trust Indenture Act.

         SECTION 9.08. EFFECT ON SENIOR INDEBTEDNESS. No supplemental indenture or amendment to the Subsidiary Guarantee shall adversely affect the rights of holders of Senior Indebtedness under Article X hereof or the holders of Guarantor Senior Indebtedness under Sections 4, 5, 6, 7, 8, 9, 10, 11, 12 or 15 of the Subsidiary Guarantees unless expressly consented to in writing by or on behalf of such holders (or by any specified percentage of holders of a class of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, required to consent thereto pursuant to the terms of the agreement or instrument creating, evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be), in which event such supplemental indenture or amendment shall be binding on all successors and assigns of such holders and on all persons who become holders of such Senior Indebtedness or Guarantor Senior Indebtedness issued after the date of such amendment or modification.

                                 ARTICLE X

                                SUBORDINATION


         SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note and the payment of the principal of (and premium, if any, on) and interest on, the Note or the purchase by the Company pursuant to Sections
4.07 and 4.08 hereof of any of the foregoing is expressly made subordinate and subject in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.


         SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders shall be entitled to receive any payment with respect to principal of (or premium, if any, on) or interest on the Notes or on account of the purchase, redemption or other acquisition of the Notes (including pursuant to an Asset Sale Offer or Change of Control Offer) (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Notes are subordinated to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

         (b) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
     8.01 hereof), as their interests may appear.

         SECTION 10.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS. The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) securities that are subordinated to at least the same extent as the Notes to
(A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

         (a) a default in the payment of any principal, premium, if any, or interest with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior
     Indebtedness; or

         (b) a default, other than such payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof.
      If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section
     10.03 unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default specified in this clause (b) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

         (i) in the case of a default referred to in Section 10.03(a), the date upon which such default is cured or waived, or

         (ii) in the case of a default referred to in Section 10.03(b) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable

     Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness has been accelerated,

if, and only if, this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

         SECTION 10.04. ACCELERATION OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Representatives of holders of Designated Senior Indebtedness and Designated Guarantor Senior Indebtedness of the acceleration.

         SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 10.06. NOTICE BY COMPANY. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this
Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article X.

         SECTION 10.07. SUBROGATION. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

     SECTION 10.08. RELATIVE RIGHTS. This Article X defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, on and interest on the Notes in accordance with their terms;

          (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

     If the Company fails because of this Article X to pay principal of, premium, if any, on or interest on a Note on the due date, the failure is still a Default or Event of Default.

     SECTION 10.09. NO WAIVER OF SUBORDINATION. (a) No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

     (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of any Senior Indebtedness, in accordance with the terms of the instrument or agreement evidencing their Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination or other benefits provided in this Article X, or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being Senior Indebtedness as defined in this Indenture); (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article X.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

     SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate Article X or XI. Only the holders of Designated Senior Indebtedness or a Representative thereof may give the notice. Nothing in
Article X or XI shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

     SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property at least 30 days before the expiration of the time to file such claim, any Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

     SECTION 10.13. AMENDMENTS. The provisions of this Article X shall not be amended or modified in a manner materially adverse to the Holders of Senior Indebtedness without the written consent of the holders of all Designated Senior Indebtedness.


                                   ARTICLE XI

                             SUBSIDIARY GUARANTEES

     SECTION 11.01.  ADDITION OF SUBSIDIARY GUARANTORS.

          (a) The Company agrees to cause each Subsidiary to execute and deliver a Subsidiary Guarantee in the form of Exhibit C attached hereto pursuant to which such Person guarantees the payment of the Notes at or before such Person incurs any Indebtedness other than Indebtedness described in Section 4.12(b)(iv) or (vii).

          (b) Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a Subsidiary Guarantee in the form of Exhibit C attached hereto and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Subsidiary Guarantee).

     SECTION 11.02.  RELEASE OF A SUBSIDIARY GUARANTOR.

          (a) Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in Section 11.03 or Article V), such Subsidiary Guarantor shall be deemed released from all of its Subsidiary Guarantees and related obligations in this Indenture; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any Subsidiary shall also terminate or be released upon such sale or other disposition.


          (b) Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary by the Company in accordance with the provisions of this Indenture shall be deemed released from all of its Subsidiary Guarantees and related obligations in this Indenture for so long as it remains an Unrestricted Subsidiary.

          (c) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company or the Subsidiary Guarantor, as the case may be, in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.


          (d)  Any Subsidiary Guarantor not released in accordance with this
     Section 11.02 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities as provided in this
     Article XI and the Subsidiary Guarantees.

     SECTION 11.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
                    TERMS.

          (a) Except as set forth in Articles IV and V, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor, with or into the Company or another Subsidiary Guarantor or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

          (b) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property of a Subsidiary Guarantor, to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); PROVIDED, that (i) if the surviving Person is not the Company or a Subsidiary Guarantor, the surviving corporation agrees to assume such Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to this Indenture (except to the extent that Section 11.02 would result in the release of such Subsidiary Guarantee), (ii) immediately after giving effect to such transaction no Default or Event of Default would exist or be continuing, and (iii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor's Subsidiary Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in a merger), by supplemental indenture, Subsidiary Guarantee or other instrument reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the Person that shall have acquired such Property (except to the extent Section 11.02 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture, Subsidiary Guarantee or other instrument and shall not have to assume such Subsidiary Guarantor's Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.

SECTION 11.04. SUBORDINATION OF SUBSIDIARY GUARANTEES.

     The obligations of the Subsidiary Guarantors in respect of the payment of the Notes are subordinated to the payment of Guarantor Senior Indebtedness in the manner and to the extent set forth in the Subsidiary Guarantees.

                                 ARTICLE XII

                                MISCELLANEOUS

     SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

     SECTION 12.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows: if to the Company or any Subsidiary Guarantor: 400
West Illinois, 10th Floor, Midland, Texas 79701, Attention: Chief Financial Officer; if to the Trustee: State Street Bank and Trust Company, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Department.

     The Company, the Subsidiary Guarantors or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 12.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 12.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.19 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 12.05. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

     SECTION 12.06. PAYMENTS ON BUSINESS DAYS. If a payment hereunder is scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

     SECTION 12.07. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.


     SECTION 12.08. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.


     SECTION 12.09. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

     SECTION 12.10. COUNTERPARTS. This Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 12.11. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 12.12. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.13. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company and the Subsidiary Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                       COSTILLA ENERGY, INC.

                                       By
                                         -----------------------------------
                                       Name:
                                       Title:

                                       STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee

                                       By
                                         -----------------------------------
                                       Name:
                                       Title:

STATE OF TEXAS                    )
                                  )         SS.:
COUNTY OF HARRIS                  )


     On the __ day of ______________, 1996, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is ______________________ of Costilla Energy, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                     --------------------------------------
                                                Notary Public

                                                State of Texas
                                                My commission expires
                                                                      -----


[Seal]



STATE OF TEXAS                    )
                                  )         SS.:
COUNTY OF HARRIS                  )


     On the ____ day of __________________, 1996, before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that ______ is ______________________ of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                  --------------------------------------
                                           Notary Public

                                  State of Texas
                                  My commission expires
                                                        ----------------

[Seal]

                                                                     EXHIBIT A

                           FORM OF FACE OF GLOBAL NOTE

                              COSTILLA ENERGY, INC.

No. ______                                               CUSIP No. ___________

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COSTILLA ENERGY, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED
     IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY
     AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF ___________________, 1996, BETWEEN COSTILLA ENERGY, INC., AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                   GLOBAL NOTE
REPRESENTING ____% SENIOR SUBORDINATED NOTES DUE 2006

     Costilla Energy, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on __________________, 2006.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                         COSTILLA ENERGY, INC.

                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:

[Corporate Seal]

Attest:

By:
   ---------------------------------
Name:
Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
  as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
   ----------------------------------
         Authorized Signatory

                 FORM OF REVERSE SIDE OF GLOBAL NOTE

                         COSTILLA ENERGY, INC.
                              GLOBAL NOTE

         REPRESENTING ___% SENIOR SUBORDINATED NOTES DUE 2006

     1.  INDENTURE.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "____% Senior Subordinated Notes due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of _______________, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the subsidiaries of the Company that have guaranteed the payment of the Notes (the "Subsidiary Guarantors"), the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.


         The Indenture restricts, among other things, the Company's and its Subsidiaries' ability to incur additional indebtedness and issue preferred stock, incur liens to secure PARI PASSU or subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other person, sell stock of Subsidiaries or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. The Indenture permits, under certain circumstances, Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

     2.  PRINCIPAL AND INTEREST.

         Costilla Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on ___________, 2006.

         The Company shall pay interest on this Note at a rate of ____%, per annum semiannually in arrears on ________________ __, and ________________
__, of each year, commencing on ____________ __, 1997, to the Holder hereof until the principal amount hereof is paid or duly provided for. Interest shall accrue from __________________, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on ______________ __, or ______________ __, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, and Defaulted Interest (without regard to any applicable grace period), at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

     3.  METHOD OF PAYMENT.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments.
The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     4.  PAYING AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

     5.  OPTIONAL REDEMPTION.

         The Notes may not be redeemed at the Company's option prior to _____, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) to the applicable Redemption Date, if redeemed during the twelve-month period beginning on _________ of the years indicated below:

              YEAR                                  PERCENTAGE
              ----                                  ----------
              2001                                    _______%
              2002                                    _______%
              2003                                    _______%
              2004 and thereafter                     100.000%

         Notwithstanding the foregoing, at any time on or before _____________, 1999, the Company may (but shall not have the obligation to) redeem up to 30% of the original aggregate principal amount of the Notes at a redemption price of _______% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net proceeds of an Equity Offering made by the Company; PROVIDED that at least 70% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 75 days of the date of the closing of such Equity Offering.

         The Notes are not subject to any sinking fund.

     6.  NOTICE OF REDEMPTION.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

     7.  REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

     8.  REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

         If at any time the Company or any Subsidiary engages in any Asset Sale, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Payment Date.

     9.  THE GLOBAL NOTE.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the

Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or
(ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; PROVIDED that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

     10. TRANSFER AND EXCHANGE.

         The Holder of this Global Note shall, by acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

         Transfers of this Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in this Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         This Global Note shall be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; PROVIDED that the principal amount of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations hereon pursuant to Section 2.05(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee.

         The Holder of this Note shall have the right to obtain from the Company the information specified in Section 4.17 of the Indenture.

     11. DENOMINATIONS.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

     12. UNCLAIMED MONEY.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

     13. DISCHARGE AND DEFEASANCE.

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

     14. AMENDMENT, WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Subsidiary Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture and the Subsidiary Guarantees, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Subsidiary Guarantees or the Notes (i) to evidence the succession of another Person to (A) the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes or (B) a Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor contained in its Subsidiary Guarantee; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or any Subsidiary; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;
(vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture or the Subsidiary Guarantees, to correct or supplement any provision in the Indenture or the Subsidiary Guarantees which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to release any Subsidiary Guarantor pursuant to the Indenture.


     15. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being-immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal, interest or premium that has become due solely because of the acceleration.

     16. SUBORDINATION.

         The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article X of the Indenture. The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantees and the Indenture will be subordinated in right of payment to the prior payment in full of Guarantor Senior Indebtedness as set forth in Article XI of the Indenture and the Subsidiary Guarantees.

     17. SUBSIDIARY GUARANTEE.

         Subject to the limitations set forth in the Indenture and the Subsidiary Guarantees, the payment of principal of, premium, if any, and interest on the Notes will be guaranteed by each Subsidiary Guarantor.

     18. INDIVIDUAL RIGHTS OF TRUSTEE.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

     19. NO RECOURSE AGAINST CERTAIN OTHERS.

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.


     20. GOVERNING LAW.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                      Costilla Energy, Inc.
                                      400 West Illinois, 10th Floor
                                      Midland, Texas  79701
                                      Attention:  Chief Financial Officer

                               SCHEDULE A

                       SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $100,000,000. The following decreases/increase in the principal amount at maturity of this Note have been made:

                                             TOTAL PRINCIPAL
                                             AMOUNT AT
                DECREASE IN   INCREASE IN    MATURITY
DATE OF         PRINCIPAL     PRINCIPAL      FOLLOWING SUCH    NOTATION MADE
DECREASE/       AMOUNT AT     AMOUNT AT      DECREASE/         BY OR ON BEHALF
INCREASE        MATURITY      MATURITY       INCREASE          OF TRUSTEE
- ---------       -----------   -----------    ---------------   ---------------

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

_____________   ___________   ___________    _______________   _______________

                               ASSIGNMENT

               (To be executed by the registered Holder
            if such Holder desires to transfer this Note)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

_______________________________

_____________________________________________________________________________

              (Please print name and address of transferee)

this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:________________________


_______________________________        ______________________________________
Signature of Holder                    Signature Guaranteed by an
                                       institution member of the
                                       Signature Guaranty Medallion
                                       Program


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                     OPTION OF HOLDER TO ELECT PURCHASE
                           (check as appropriate)

/ /  In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     / /  the entire principal amount

     / / $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ____________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     / /  the entire principal amount

     / / $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.

Dated:________________________


_______________________________        ______________________________________
Signature of Holder                    Signature Guaranteed by an institution
                                       member of the Signature Guaranty
                                       Medallion Program



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                   EXHIBIT B

                      FORM OF FACE OF CERTIFICATED NOTE

                             COSTILLA ENERGY, INC.

No._________                                            CUSIP No. ___________



                    ___% SENIOR SUBORDINATED NOTE DUE 2006

     Costilla Energy, Inc., a Delaware corporation, for value received, hereby promises to pay to _________________ or its registered assigns, the principal amount of _____________ on ____________, 2006.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                       COSTILLA ENERGY, INC.

                                       By:
                                           ----------------------------------
                                       Name:
                                       Title:


[Corporate Seal]

Attest:

By:
   ---------------------------
Name:
Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
    as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
   ---------------------------
       Authorized Signatory

                   FORM OF REVERSE SIDE OF CERTIFICATED NOTE

                              COSTILLA ENERGY, INC.

                  ____% SENIOR SUBORDINATED NOTE DUE 2006

     1.   INDENTURE.


          This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "____% Senior Subordinated Notes due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of ________________, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the subsidiaries of the Company that have guaranteed the payment of the Notes (the "Subsidiary Guarantors"), the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.


          The Indenture restricts, among other things, the Company's and its Subsidiaries' ability to incur additional indebtedness and issue preferred stock, incur liens to secure PARI PASSU or subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other person, sell stock of Subsidiaries or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. The Indenture permits, under certain circumstances, Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

     2.   PRINCIPAL AND INTEREST.

          Costilla Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on the face hereof to the Holder hereof on __________________, 2006.

          The Company shall pay interest on this Note at a rate of ____%, per annum semiannually in arrears on _______________ __, and _____________ __ of each year, commencing on ____________ __, 1997, to the Holder hereof until the principal amount hereof is paid or duly provided for. Interest shall accrue from _________________, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment
Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record
Date for any interest payment is the close of business on _________ __, or __________ __, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, and Defaulted Interest (without regard to any applicable grace period), at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such -overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

     3.   METHOD OF PAYMENT.

          The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     4.   PAYING AGENT AND REGISTRAR.

          Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

     5.   OPTIONAL REDEMPTION.

          The Notes may not be redeemed at the Company's option prior to 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) to the applicable Redemption Date, if redeemed during the twelve-month period beginning on ______________ of the years indicated below:

               Year                                Percentage
               2001                                 _______%
               2002                                 _______%
               2003                                 _______%
               2004 and thereafter                  100.000%

          Notwithstanding the foregoing, at any time on or before _____________, 1999, the Company may (but shall not have the obligation to) redeem up to 30% of the original aggregate principal amount of the Notes at a redemption price of _____% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net proceeds of an Equity Offering made by the Company; provided that at least 70% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 75 days of the date of the closing of such Equity Offering.

     The Notes are not subject to any sinking fund.

     6.   NOTICE OF REDEMPTION.

          At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

          If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

     7.   REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date.

          Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

     8.   REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

          If at any time the Company or any Subsidiary engages in any Asset Sale, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

          Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Payment Date.

     9.   TRANSFER AND EXCHANGE.

          A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

          The Holder of this Note shall have the right to obtain from the Company the information specified in Section 4.17 of the Indenture.

     10.  DENOMINATIONS.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

     11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

     12.  DISCHARGE AND DEFEASANCE.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

     13.  AMENDMENT, WAIVER.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Subsidiary Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture and the Subsidiary Guarantees, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Subsidiary Guarantees or the Notes (i) to evidence the succession of another Person to (A) the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes or (B) a Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor under contained in its Subsidiary Guarantee; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or any Subsidiary; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture or the Subsidiary Guarantees, to correct or supplement any provision in the Indenture or the Subsidiary Guarantees which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to release any Subsidiary Guarantor pursuant to the Indenture.


     14.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal, interest or premium that has become due solely because of the acceleration.

     15.  SUBORDINATION.

          The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article X of the Indenture. The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantees and the Indenture will be subordinated in right of payment to the prior payment in full of Guarantor Senior Indebtedness as set forth in Article XI of the Indenture and the Subsidiary Guarantees.

     16.  SUBSIDIARY GUARANTEE.

          Subject to the limitations set forth in the Indenture and the Subsidiary Guarantees, the payment of principal of, premium, if any, and interest on the Notes will be guaranteed by each Subsidiary Guarantor and all additional Subsidiary Guarantors.

     17.  INDIVIDUAL RIGHTS OF TRUSTEE.

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

     18.  NO RECOURSE AGAINST CERTAIN OTHERS.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.


     19.  GOVERNING LAW.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:


                                       Costilla Energy, Inc.
                                       400 West Illinois, 10th Floor
                                       Midland, Texas  79701
                                       Attention: Chief Financial Officer

                                  ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- -------------------------
                         |
- -----------------------------------------------------------------------------
                   (Please print name and address of transferee)

- -----------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:
       ------------------------

- ---------------------------------      ----------------------------------------
Signature of Holder                    Signature Guaranteed by an institution
                                       member of the Signature Guaranty
                                       Medallion Program


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ /       In connection with the Change of Control Offer made pursuant to
          Section 4.07 of the Indenture, the undersigned hereby elects to have

          / /     the entire principal amount

          / / $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ____________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

          / /     the entire principal amount

          / /     $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note

          repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.

Dated:
       -------------------

- --------------------------------       ---------------------------------------
Signature of Holder                    Signature Guaranteed by an institution
                                       member of the Signature Guaranty
                                       Medallion Program



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                   EXHIBIT C

                             SUBSIDIARY GUARANTEE

     This Subsidiary Guarantee, dated as of ___________________, (this "Subsidiary Guarantee" and together with all such guarantees delivered from time to time under Article XI of the Indenture referred to below being referred to herein as the "Subsidiary Guarantees") is made by ____ and _____ (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") in favor of STATE STREET BANK AND TRUST COMPANY as Trustee (together with its successors and assigns in such capacity, the "Trustee") under the Indenture (as amended or modified from time to time, the "Indenture") dated as of _____, 1996 made by Costilla Energy, Inc., a Delaware corporation (the "Company"), pursuant to which the Company issued its __% Senior Subordinated Notes due 2006 (the "Notes"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture.

     WHEREAS, pursuant to Section 4.12(b) of the Indenture, each Subsidiary Guarantor is prohibited from incurring certain Indebtedness without executing and delivering a Subsidiary Guarantee; and

     WHEREAS, the Subsidiary Guarantor wishes to incur such Indebtedness;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor agrees as follows:

     SECTION 1.  UNCONDITIONAL GUARANTEE.

     Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 2.

     Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI of the Indenture and subject to the rescission thereof as provided therein, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

     SECTION 2. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

     Each Subsidiary Guarantor and by its acceptance of its Note each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantors and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantees or pursuant to

Section 3, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This Section 2 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and each other similar federal, state or foreign law, any Indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Credit Facility shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

     SECTION 3. CONTRIBUTION. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Subsidiary Guarantees, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Notes or, subject to this Section 3, any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantees.

     SECTION 4. SUBSIDIARY GUARANTEES SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS. Each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by its Subsidiary Guarantee is subordinate and subject in right of payment, to the extent and in the manner provided in this Subsidiary Guarantee, to the prior payment in full of all Guarantor Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness, PROVIDED, HOWEVER, that the Subsidiary Guarantee of such Subsidiary Guarantor, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and the interest on the Notes pursuant to such Subsidiary Guarantee in all respects shall rank PARI PASSU with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of such Subsidiary Guarantor that is subordinated to its Guarantor Senior Indebtedness. This Subsidiary Guarantee shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness.

     SECTION 5. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of any Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary


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Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of any Subsidiary Guarantor's assets and liabilities:

     (a) holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of such Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness) before Holders shall be entitled to receive any payment with respect to such Subsidiary Guarantor's Subsidiary Guarantee (except that Holders may receive (i) securities that are subordinated to at least the same extent as such Subsidiary Guarantor's Subsidiary Guarantee to (A) Guarantor Senior Indebtedness and (B) any securities issued in exchange for Guarantor Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 of the Indenture); and

     (b) until all Obligations with respect to such Subsidiary Guarantor's Guarantor Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Guarantor Senior Indebtedness (except that Holders may receive (i) securities that are subordinated to at least the same extent as such Subsidiary Guarantor's Subsidiary Guarantee to
(A) Guarantor Senior Indebtedness and (B) any securities issued in exchange for Guarantor Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 of the Indenture), as their interests may appear.

     SECTION 6. DEFAULT ON DESIGNATED GUARANTOR SENIOR INDEBTEDNESS. No Subsidiary Guarantor may make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to such Subsidiary Guarantor's Subsidiary Guarantee and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) securities that are subordinated to at least the same extent as such Subsidiary Guarantor's Subsidiary Guarantee to (A) Guarantor Senior Indebtedness and (B) any securities issued in exchange for Guarantor Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 of the Indenture) until all principal and other Obligations with respect to the Guarantor Senior Indebtedness have been paid in full if:

     (a) a default in the payment of any principal, premium, if any, or interest with respect to Guarantor Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Guarantor Senior Indebtedness; or

     (b) a default, other than such payment default, on Designated Guarantor Senior Indebtedness occurs and is continuing that then permits holders of such Designated Guarantor Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Subsidiary Guarantor Payment Blockage Notice") from a Person who may give it pursuant to Section 13 hereof. If the Trustee receives any such Subsidiary Guarantor Payment Blockage Notice, no subsequent Subsidiary Guarantor Payment Blockage Notice shall be effective for purposes of this

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


Section 6 unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Subsidiary Guarantor Payment Blockage Notice. No default specified in this clause (b) that existed or was continuing on the date of delivery of any Subsidiary Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Subsidiary Guarantor Payment Blockage Notice.

     Such Subsidiary Guarantor may and shall resume payments on and distributions in respect of its Subsidiary Guarantee and may acquire them upon the earlier of:

          (i) in the case of a default referred to in Section 6(a), the date upon which such default is cured or waived, or

          (ii) in the case of a default referred to in Section 6(b) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Subsidiary Guarantor Payment Blockage Notice is received, unless the maturity of such Designated Guarantor Senior Indebtedness has been accelerated, if, and only if, this Subsidiary Guarantee otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     SECTION 7. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to any Subsidiary Guarantee at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 5 or 6 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to such Guarantor Senior Indebtedness may have been issued, for application to the payment of all Obligations with respect to such Subsidiary Guarantor's Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness.

     With respect to the holders of any Guarantor Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Subsidiary Guarantee, and no implied covenants or obligations with respect to the holders of any Guarantor Senior Indebtedness shall be read into this Subsidiary Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Subsidiary Guarantee, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     SECTION 8. NOTICE BY SUBSIDIARY GUARANTOR. Each Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Subsidiary Guarantor that would cause a payment of any Obligations with respect to such Subsidiary Guarantor's Subsidiary Guarantee to violate this Subsidiary Guarantee, but failure to give such notice shall not affect the subordination of such Subsidiary Guarantor's Subsidiary Guarantee to such Subsidiary Guarantor's Guarantor Senior Indebtedness as provided in this Subsidiary Guarantee.

     SECTION 9. SUBROGATION. After all Guarantor Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness of such Subsidiary Guarantor PARI PASSU the Notes) to the rights of holders of such Guarantor Senior Indebtedness to receive distributions applicable to such Guarantor Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Guarantor Senior Indebtedness. A distribution made under this Subsidiary Guarantee to holders of such Guarantor Senior Indebtedness that otherwise would have been made to Holders is not, as between such Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on its Subsidiary Guarantee.

     SECTION 10. RELATIVE RIGHTS. This Subsidiary Guarantee defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this Subsidiary Guarantee shall:

          (i) impair, as between the Subsidiary Guarantors and Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay principal of, premium, if any, on and interest on the Subsidiary Guarantees in accordance with their terms;

          (ii) affect the relative rights of Holders and creditors of the Subsidiary Guarantors other than their rights in relation to holders of Guarantor Senior Indebtedness; or

          (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

     If the Subsidiary Guarantors fail because of this Subsidiary Guarantee to pay principal of, premium, if any, on or interest on a Note on the due date, the failure is still a Default or Event of Default.

     SECTION 11. NO IMPAIRMENT OF SUBORDINATION BY SUBSIDIARY GUARANTORS OR HOLDERS. (a) No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by any Subsidiary Guarantor's Subsidiary Guarantee shall be impaired by any act or failure to act by such Subsidiary Guarantor or any Holder or by the failure of Subsidiary Guarantors or any Holder to comply with this Indenture.

     (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of any Guarantor Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination or other benefits provided in this Subsidiary Guarantee, or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Guarantor Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being Guarantor Senior Indebtedness as defined in the Indenture and this Subsidiary Guaranty); (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness;
(iii) settle or compromise any Guarantor Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 12. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Subsidiary Guarantee, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of such Guarantor Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Subsidiary Guarantee.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Subsidiary Guarantee, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Subsidiary Guarantee, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

     SECTION 13. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding the provisions of any Subsidiary Guarantee or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to any Subsidiary Guarantee to violate this Subsidiary Guarantee. Only the holders of Designated Guarantor Senior Indebtedness or a Representative thereof may give the notice. Nothing in this Subsidiary Guarantee shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

     SECTION 14. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Subsidiary Guarantee, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any judicial proceeding relative to any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property at least 30 days before the expiration of the time to file such claim, any Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

     SECTION 15. AMENDMENTS. The provisions of this Subsidiary Guarantee shall not be amended or modified except in accordance with Article IX of the Indenture.

     SECTION 16. REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor hereby represents and warrants as follows:

     (a) Such Subsidiary Guarantor is (i) a                duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a material adverse effect on the operations, business, prospects, assets, properties or condition (financial or other) of the Company and its Subsidiaries, including such Guarantor, considered as one enterprise.

     (b) The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guarantee, have been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor and do not and will not violate any provision of the articles or certificate of incorporation or by-laws or other charter documents of such Subsidiary Guarantor and do not and will not violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of any Lien (other than a Permitted
Lien) upon any property of such Subsidiary Guarantor under (x) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which such Subsidiary Guarantor or any of its properties may be subject, or (y) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which such Subsidiary Guarantor is a party or by which it may be bound, or to which any of its properties may be subject, which conflict, default, termination or Lien would have a material adverse effect upon the operations, business, prospects, assets, properties or condition (financial or other) of the Company and its Subsidiaries, including such Subsidiary Guarantor, considered as one enterprise, or except as set forth in the Disclosure Statement. This Subsidiary Guarantee is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (c) No authorization, consent, approval or other action by, and no notice to or filing with, any court, governmental, administrative or judicial authority or regulatory body (domestic or foreign) is required for the due execution, delivery or performance by such Subsidiary Guarantor of this Subsidiary Guarantee.

     SECTION 17. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telegraphic communication) and, if to any Subsidiary Guarantor, mailed or telegraphed or delivered to it, adressed to it at the address of the Company specified in the Indenture, if to Trustee, addressed to it at the address specified in the Indenture, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 18.

     SECTION 18. NO WAIVER; REMEDIES. No failure on the part of the Trustee or any Holder, to exercise, and no delay in exercising, an right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.

     SECTION 19. CONTINUING GUARANTY; TRANSFER OF NOTES; TERMINATION OF GUARANTY. (a) This Subsidiary Guarantee is a continuing guaranty and, subject to the provisions of subsection (b) below, shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Subsidiary Guarantee, (ii) be binding upon each Subsidiary Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Trustee and its successors, transferees and assigns.

     (b) All obligations of a particular Subsidiary Guarantor hereunder shall automatically terminate as set forth in Section 11.02 of the Indenture.

enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in all other jurisdictions.

     SECTION 20. GOVERNING LAW. This Subsidiary Guarantee shall be governed by, and construed in accordance with, the law of the State of New York, United States.

     SECTION 21. SEVERABILITY. In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         [LIST OF SUBSIDIARY GUARANTORS]

                                         By: _________________
                                             Name and Title: